                                                                       Exhibit 2
                                                                     (Ex. 99.A2)


                       UBS PAINEWEBBER PATHFINDERS TRUST,
                       TREASURY AND GROWTH STOCK SERIES 27


                          TRUST INDENTURE AND AGREEMENT


                           Dated as of August 27, 2002


                                  Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1997,


                                     Between


                              UBS PAINEWEBBER INC.
                                   as Sponsor


                                       and


                         INVESTORS BANK & TRUST COMPANY




                                   as Trustee

                THIS TRUST INDENTURE AND AGREEMENT dated as of August 27, 2002 between UBS PaineWebber Inc., as Sponsor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1997 between the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                         W I T N E S S E T H  T H A T :

                Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks, stripped United States Treasury obligations, or evidence thereof, and in certain cases, United States Treasury obligations and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

                WHEREAS, the parties now desire to create the Twenty-Seventh of the aforesaid series;

                NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

                Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of the UBS PaineWebber Pathfinders Trust, which series shall be known and designated as "UBS PaineWebber Pathfinders Trust, Treasury and Growth Stock Series 27".

                A. The Securities deposited pursuant to Section 2.02 are set forth in Schedule A hereto.

                B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 1,000,000.

                (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/1,000,000th of the Trust Fund. A receipt representing the total number of Units outstanding on the Initial Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to Section
2.03 as amended by paragraph V. hereof.

                C. The term "Record Date" shall mean December 10, 2002 and quarterly thereafter, except that with respect to a distribution required by
Section 2.02 (b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails and except that with respect to cash representing long-term capital gains held in the Capital Account the Record Date shall be each December 31.

                Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                D. The term "Distribution Date" shall mean the 15th day following the Record Date, commencing December 25, 2002.

                In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                E. The Discretionary Liquidation Amount shall be twenty per centum (20%) of the aggregate value of (i) the Securities originally deposited pursuant to Section 2.02 and (ii) any additional Securities deposited pursuant to Section 2.02(c).

                F. The Mandatory Termination Date shall be November 30, 2015. The date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be November 1, 2015.

                G. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0017 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

                H. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units Outstanding at any time during the calendar year.

                I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.005 per Unit outstanding.

                J. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2002, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2002.

                K. The Sponsor's Initial Costs are estimated to be $.002 per
Unit.

                L. The text of the introduction shall be amended by deleting the word "and" prior to clause (x) and inserting the following text following the term "(x)":

                " the Sponsor's estimated Initial Costs amount, and (xi)"

                M. The definition of "Initial Costs" as set forth below shall be added to the definitions contained in Article I:

                         "Initial Costs
                                  Shall have the meaning specified in Section
                                  10.02(a)".

                N. Section 5.01 shall be amended by deleting the text of the clause (3) in its entirety under the term "Deduct" and inserting the following text in its place:

                "cash allocated as of a date prior to the evaluation then being made for distribution and in accordance with the provisions of Section 10.02, the amounts allocated to the Sponsor for reimbursement of Initial Costs; and"

                O. Section 5.02 shall be amended by adding the following text to the first sentence of the second paragraph thereof prior to the word "Agreement":

                ", including, but not limited to, the expenses of the Trust as provided in Section 8.05 and the Initial Costs as provided in Section 10.02".

                P. Section 5.02 shall be amended by adding the following text to the last sentence of the second paragraph thereof prior to the word "first":

                ", including, but not limited to, the expenses of the Trust as provided in Section 8.05 and the Initial Costs as provided in Section 10.02".

                Q. The text of Section 10.02 shall be deleted in its entirety and the following text shall be inserted in its place:

                "Initial Organizational and Offering Costs. (a) Subject to reimbursement as hereinafter provided, the initial costs incurred in connection with the organization and establishment of the Trust and the sale of Units (the "Initial Costs") shall be paid by the Sponsor, provided, however, that the liability on the part of the Sponsor under this Section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the Initial Date of Deposit. The Trustee shall pay to the Sponsor the Sponsor's reimbursable Initial Costs in the manner set forth in subsections 10.02(d) and 10.02(e) below; such reimbursement of Initial Costs shall be for the account of the Unitholders of record at the conclusion of the initial offering period and shall not be reflected in the computation of Unit Value prior thereto.

                         (b)   The Initial Costs paid by the Sponsor which are
reimbursable to the Sponsor in accordance with this Section include, but are not limited to (1) the costs of the initial preparation, typesetting and execution of the registration statement, prospectuses (including preliminary prospectuses), the Indenture and other legal documents relating to the establishment of the Trust, and the costs of submitting such documents in electronic format to the Commission, (2) Commission and state Blue Sky registration fees for the initial registration of the Trust Units, (3) the cost of the initial audit of the Trust, (4) the legal costs incurred by the Sponsor and the Trustee related to any and all of the foregoing, and (5) other out-of-pocket expenses related to any and all of the foregoing, provided, however, that if so stated in the Prospectus for a Trust Fund, such Initial Costs shall not exceed the amount, if any, of the estimated costs per Unit set forth in the Prospectus.

                         (c)   Costs and expenses incurred in the marketing and
selling of the Trust Units, shall be paid for by the Sponsor but shall not be reimbursable to the Sponsor. Such costs and expenses include but are not limited to (1) those incurred with the printing of prospectuses (including preliminary prospectuses), (2) those incurred in the preparation and printing of brochures and other advertising or marketing materials, including any legal costs incurred in the review thereof, and (3) any other selling or promotional costs or expenses.

                         (d)   Promptly after the conclusion of the initial
public offering period, upon written certification to the Trustee, the Sponsor shall receive reimbursement for any of the Initial Costs set forth in subsection
(b), in the manner set forth in subsection 10.02(e) below.

                         (e)   Upon receipt of written certification from the
Sponsor as set forth in subsection 10.02(d) the Trustee shall pay to the Sponsor from the assets of the Trust Fund, such Initial Costs. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 as of the date of such sale, sufficient for reimbursement of Initial Costs and shall distribute the proceeds of the sale to or upon the order of the Sponsor, but only to the extent of the Initial Costs as set forth in the Sponsor's certification delivered in accordance with paragraph (d) above."

                R. To the extent that any provision of the Standard Terms conflicts or is inconsistent with Section 10.02 and the provisions relating thereto, the Standard Terms shall be amended to be in substantial conformity with such Section and provisions.

                T. The definition of "Evaluation Time" as set forth in Article I shall be amended to read as follows:

                "Evaluation Time - The closing time of the regular trading session on the New York Stock Exchange, Inc. (ordinarily 4:00 pm New York time) or any other time as may be stated in current prospectus for this Trust, as may be amended from time to time."

                U. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.


                V. Units of this Trust shall not be held in certificated form.
Section 2.03 is deleted in its entirety and the following text shall be inserted in its place:

         "Section 2.03. Issuance of Units; Issuance of Certificates. (a) The Trustee acknowledges that the Securities and Contract Securities listed in Schedule A to the Trust Indenture have been deposited with the Trustee by the Sponsor on the date of the Trust Indenture and on the same date the Trustee has recorded on its books the ownership by the Sponsor of the aggregate number of Units specified in the Trust Indenture."

         (b) The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Sponsor at any time when the Sponsor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Sponsor's direction as certification that no person other than the Sponsor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction.

         (c) The Trustee hereby agrees that on the date of any creation of Additional Units, it shall acknowledge that the additional Securities, and/or cash in respect thereof, have been deposited with it by recording on its books the ownership by the Sponsor of the number of Additional Units issued in respect of such additional Securities and/or cash.

         (d) Units shall be held in uncertificated form unless the Trust Indenture provides otherwise and the Prospectus so indicates.

                W. The third paragraph of Section 10.01 is deleted in its entirety and the following text shall be inserted in its place:

                "The Trustee shall furnish written notification of the substance of any material amendment promptly after the execution thereof to each Unitholder then of record. Notice of other amendments shall be included in the annual report described in Section 3.05."

                IN WITNESS WHEREOF, UBS PaineWebber Inc. has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.



                            UBS PAINEWEBBER INC.

                            as Depositor and Sponsor
SEAL
                                        By _______________
                                        Corporate Vice President
Attest:




                                         Secretary

STATE OF NEW YORK)
                                  :ss.:
COUNTY OF NEW YORK)


        On this 27th day of August, 2002 before me personally appeared Christine Tripi, to me known, who being by me duly sworn, said that she is a Corporate Vice President of UBS PaineWebber Inc., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                                  By ________________
                                                      Notary Public

                                                  INVESTORS BANK & TRUST COMPANY

SEAL


Attest:



                                                  By  ___________________
                                                         Title:

                                  SCHEDULE A




                     THE UBS PAINEWEBBER PATHFINDERS TRUST
                      TREASURY AND GROWTH STOCK SERIES 27

                            SCHEDULE OF INVESTMENTS

                AS OF INITIAL DATE OF DEPOSIT, AUGUST 27, 2002

                                                                                            COST OF
                                                                                          SECURITIES
        NAME OF SECURITY            COUPON     MATURITY VALUE       MATURITY DATE         TO TRUST(2)
--------------------------------   --------   ----------------   -------------------   ----------------
U.S. Treasury Interest
 Payments (3) (53.70%) .........   0%            $1,000,000      November 15, 2015       $ 511,560.00

COMMON STOCKS (46.30%) (1)

                                                                                 COST OF
                                                                NUMBER OF       SECURITIES
                       NAME OF ISSUER                             SHARES       TO TRUST(2)
------------------------------------------------------------   -----------   ---------------
Aerospace/Defense (1.15%)
 Lockheed Martin Corporation ...............................        180       $  10,971.00
Beverages (1.17%)
 The Coca-Cola Company .....................................        210          11,132.10
Biotechnology (1.18%)
 Amgen Inc.* ...............................................        240          11,241.60
Chemicals (1.14%)
 The Dow Chemical Company ..................................        360          10,836.00
Computers--Hardware/Software (4.70%)
 Dell Computer Corporation* ................................        400          11,152.00
 International Business Machines Corporation (IBM) .........        140          11,118.80
 Microsoft Corporation* ....................................        220          11,462.00
 Oracle Corporation* .......................................      1,040          10,992.80
Cosmetics & Toiletries (1.14%)
 The Procter & Gamble Company ..............................        120          10,848.00
Data Processing/Management (1.19%)
 Automatic Data Processing, Inc. ...........................        290          11,301.30
Diversified Manufacturing Operations (2.35%)
 3M Co. ....................................................         90          11,452.50
 General Electric Company ..................................        340          10,903.80
Electric (1.18%)
 Dominion Resources, Inc. ..................................        170          11,194.50
Electronics/Semi-Conductor (1.16%)
 Intel Corporation .........................................        610          11,059.30
Financial Institutions/Banks (6.84%)
 Citigroup Inc. ............................................        310          10,664.00
 Fannie Mae ................................................        140          10,753.40
 Fifth Third Bancorp .......................................        160          10,769.60
 J.P. Morgan Chase & Co. ...................................        420          11,125.80
 Washington Mutual, Inc. ...................................        290          10,846.00
 Wells Fargo & Company .....................................        210          11,025.00
Insurance--Healthcare (1.14%)
 UnitedHealth Group Incorporated ...........................        120          10,844.40
Insurance--Multi-Line (3.48%)
 American International Group, Inc. ........................        170          11,242.10
 MetLife, Inc. .............................................        400          11,072.00
 XL Capital Ltd.--Class A ..................................        140          10,854.20

                     THE UBS PAINEWEBBER PATHFINDERS TRUST
                      TREASURY AND GROWTH STOCK SERIES 27

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                AS OF INITIAL DATE OF DEPOSIT, AUGUST 27, 2002


                                                                    COST OF
                                                   NUMBER OF       SECURITIES
                 NAME OF ISSUER                      SHARES       TO TRUST(2)
-----------------------------------------------   -----------   ---------------
Medical Products (2.33%)
 Johnson & Johnson ............................   200            $  11,142.00
 Medtronic, Inc. ..............................   260               11,029.20
Multimedia (2.31%)
 The McGraw-Hill Companies, Inc. ..............   170               10,880.00
 Viacom Inc.--Class B* ........................   270               11,105.10
Networking Products (1.16%)
 Cisco Systems, Inc.* .........................   760               11,012.40
Oil/Gas (2.28%)
 Exxon Mobil Corporation ......................   310               11,367.70
 Phillips Petroleum Company(5) ................   200               10,398.00
Pharmaceutical (3.48%)
 Merck & Co. Inc. .............................   210               11,060.70
 Pfizer Inc. ..................................   320               11,056.00
 Wyeth ........................................   250               11,040.00
Retail--Building Products (1.14%)
 The Home Depot, Inc. .........................   320               10,857.60
Retail--Discount (1.18%)
 Wal-Mart Stores, Inc. ........................   210               11,214.00
Telecommunications (2.32%)
 Motorola, Inc. ...............................   850               11,050.00
 Verizon Communications Inc. ..................   340               11,016.00
Tobacco (1.14%)
 Philip Morris Companies Inc. .................   230               10,943.40
Transport--Services (1.14%)
 United Parcel Service, Inc.--Class B .........   170               11,000.70
                                                                 ------------
Total Common Stocks ...........................                  $ 441,035.00
                                                                 ------------
Total Investments .............................                  $ 952,595.00
                                                                 ============

----------
(1)   All Securities are represented entirely by contracts to purchase
      Securities.

(2) Valuation of Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit. The bid side evaluation of the Treasury Obligations on the business day prior to the Initial Date of Deposit was $509,296.

(3) This security does not pay interest. On the maturity date thereof, the entire maturity value becomes due and payable. Generally, a fixed yield is earned on such security which takes into account the semi-annual compounding of accrued interest. (See "The Trust" and "Federal Income Taxes" herein.)

(4)   The gain to the Sponsor on the Initial Date of Deposit is $110.

(5) Phillips has signed a definitive merger agreement with Conoco Inc. Following the receipt of final shareholder and regulatory approvals, Phillips shareholders will receive one share of the new ConocoPhillips common stock for each share of Phillips held. After the completion of the merger, which is expected by the end of 2002, the Trust intends to hold shares of ConocoPhillips.

*     Non-income producing.

  PLEASE NOTE THAT IF THIS PROSPECTUS IS USED AS A PRELIMINARY PROSPECTUS FOR A FUTURE TRUST IN THIS SERIES, THE PORTFOLIO WILL CONTAIN DIFFERENT SECURITIES
                           FROM THOSE DESCRIBED ABOVE.




                                      A-2